Exhibit 99.B(d)(88)

Schedule A

to the

Sub-Advisory Agreement

between

SEI Investments Management Corporation

and

Wellington Management Company, LLP

As of November 12, 2003, as amended May 31, 2006, December 7, 2006 and June         , 2009

SEI Institutional Managed Trust

Real Estate Fund

Enhanced Income Fund

Small/Mid Cap Diversified Alpha Fund

Real Return Fund

Small Cap Fund

Tax-Managed Small Cap Fund

Agreed and Accepted:

SEI Investments Management Corporation	Wellington Management Company, LLP

By:	By:

Name:	Name:

Title:	Title:

Schedule B

to the

Sub-Advisory Agreement

between

SEI Investments Management Corporation

and

Wellington Management Company, LLP

As of November 12, 2003, as amended May 31, 2006, December 7, 2006 and June         , 2009

Pursuant to Paragraph 4, the Adviser shall pay the Sub-Adviser compensation at an annual rate as follows:

SEI Institutional Managed Trust

Real Estate Fund	x.xx	%
Enhanced Income Fund	x.xx	%
Small/Mid Cap Diversified Alpha Fund	x.xx	%
Real Return Fund	x.xx	%
Small Cap Fund	x.xx	%
Tax-Managed Small Cap Fund	x.xx	%

Agreed and Accepted:

SEI Investments Management Corporation	Wellington Management Company, LLP

By:	By:

Name:	Name:

Title:	Title: